Exhibit 99.1

Ocean Power Technologies Secures $1.5 Million in Purchase Orders for WAM-V USV’s in Latin America

OPT’s Landmark Orders in Latin America Support Path to Profitability and Open up Region for Additional Growth

MONROE TOWNSHIP, NJ, March 26, 2024 - Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced the largest quantity order in the company’s history, marking a significant commercial milestone. A valued customer engaged in the offshore energy service industry in Latin America has placed purchase orders for multiple WAM-V USV’s, representing a substantial investment totaling over $1.5 million and highlighting OPT’s continued expansion in the region.

The WAM-V’s, renowned for their cutting-edge technology and versatility, will be deployed in hydrographic applications and by utilizing their adaptability and reliability will provide our customer with an unrivaled versatile multi-application solution. This landmark order not only underscores the growing demand for OPT’s innovative solutions but also solidifies the company’s position as a leader in the marine robotics industry.

Commenting on this significant achievement, Philipp Stratmann, President, and CEO of Ocean Power Technologies, expressed his enthusiasm, stating, “We are thrilled to see the growing interest and confidence in our technologies, particularly from our strategic partners in Latin America. This order marks a pivotal moment for OPT, highlighting our continued commitment to delivering unparalleled solutions to the region that redefine possibilities in marine robotics.”

With a proven history of delivering state-of-the-art solutions tailored to meet the evolving needs of diverse industries, OPT remains at the forefront of innovation in the maritime sector. The company’s dedication to excellence and customer satisfaction continues to drive its success, enabling it to forge strategic partnerships and expand its global footprint.

For more information about Ocean Power Technologies and their innovative solutions, please visit our website: Ocean Power Technologies

About Ocean Power Technologies:

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

Forward-Looking Statements:

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results, including the performance of the WAM-V USV’s, could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or OPTT@investor.morrowsodali.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com